Exhibit 10.15

FIFTH AMENDMENT TO THE

AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

Section 2.7 of the Amgen Inc. Supplemental Retirement Plan (As Amended and Restated Effective January 1, 2005) (the “Plan”) is hereby amended and restated, effective as of January 1, 2008, as follows:

2.7 Compensation has the same meaning as the term “Deferral Compensation” has under the Retirement Plan, except that, for purposes of this Plan, Compensation is not limited by the Salary Cap and includes amounts that are deferred into the NQDC.

To record this Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 18th day of March 2008.

AMGEN INC.

By:	/s/ BRIAN MCNAMEE
Title:	Senior Vice President, Human Resources